Exhibit 10.1


                            CONDOR YACU GOLD PROJECT

                             JOINT VENTURE AGREEMENT



                                     BETWEEN


                                 HECTOR VITTONE

                                       AND

                          SOUTHERN ENERGY COMPANY INC.

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                             JOINT VENTURE AGREEMENT

THIS AGREEMENT is dated for reference and is effective May 31, 2009.

BETWEEN:

                                 HECTOR VITTONE

                                                                     ("Vittone")

AND:

                          SOUTHERN ENERGY COMPANY INC.

                                                                    ("Southern")

WHEREAS:

A. Vittone and Southern have agreed to form a joint venture called the CONDOR YACU JOINT VENTURE (the "Joint Venture") with respect to the exploitation of interest in certain mineral properties (the "Property") located in Salta Province, Argentina; and

B. Vittone and Southern now wish to form this Joint Venture to finance, explore, develop, and bring into commercial production, the Property.

NOW THEREFORE in consideration of the covenants and agreements contained herein, Vittone and Southern agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

1.1  "ACCOUNTING PROCEDURE" means the procedures set forth in Exhibit B.

1.2 "AFFILIATE" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Participant. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

1.3 "AGREEMENT" means this Joint Venture Agreement, including all amendments and modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.
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1.4  "ASSETS"  means the  Properties,  Products  and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder.

1.5 "BUDGET" means a detailed estimate of all costs to be incurred by the Participants with respect to a Program and a schedule of cash advances to be made by the Participants.

1.6 "DEVELOPMENT" means all preparation for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products, and all Exploration work conducted subsequent to a decision to commence Development as contemplated by the Feasibility Study.

1.7  "EXPLORATION"   means  all  activities  directed  toward  ascertaining  the existence, location, quantity, quality or commercial value of deposits of Products.

1.8 "FEASIBILITY STUDY" means a detailed study compiled by Manager or an independent third party conducted to determine commercial feasibility and viability of placing a prospective ore body or deposit into production and may include, but not be limited to:

     (a) such geophysical, geochemical, geological, aerial or other survey as may be necessary to provide a reasonable estimate of the quality and extent of the deposit;

     (b) such technical or assay reports as may be necessary to evaluate any proposed method of extraction and processing;

     (c) the area required for optimum development of the ore body or deposit;

     (d) a mine construction program setting forth the descriptions of the work, permits, equipment, facilities, supplies and mines required to bring the prospective ore body or deposits of Products into commercial production, and the estimated costs thereof or a schedule of expenditures by year of the costs necessary to bring the project into production;

     (e) details of a proposed annual program for initial, development of the deposit;

     (f) a plan for such reclamation of the Properties as is required by law and the estimated costs thereof;

     (g) conclusions and recommendations regarding the economic feasibility and timing for bringing the prospective ore body or deposits of Products into commercial production, taking into account items (a) through (e) above;

     (h) such other information as the Management Committee may deem appropriate to allow banking or other financial institutions familiar with the mining business to make a decision about loaning funds sufficient to construct the proposed mine with security based solely on the reserves and mine described in the Feasibility Study.

1.9 "INITIAL CONTRIBUTION" means that contribution each Participant has made or agrees to make pursuant to Section 5.1.
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1.10  "JOINT  ACCOUNT"  means the  account  maintained  in  accordance  with the
      Accounting Procedure showing the charges and credits accruing to the Participants.

1.11  "MANAGEMENT COMMITTEE" means the committee established under Article 7.

1.12 "MANAGER" means the person or entity appointed under Article 8 to manage Operations, or any successor Manager.

1.13 "MINING" means the mining, extracting, producing, handling, milling or other processing of Products.

1.14  "OPERATIONS" means the activities carried out under this Agreement.

1.15 "PARTICIPANT" and "PARTICIPANTS" means the persons or entities that have a Participating Interest.

1.16 "PARTICIPATING INTEREST" means the percentage interest representing the operating ownership interest of a Participant in Assets, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. The initial Participating Interests of the Participants are set forth in Section 6.1.

1.17 "PRODUCTION DECISION" means a decision by the Management Committee to commence Development and put the Properties into production.

1.18 "PRODUCTS" means all ores, minerals, and mineral resources produced from the Properties under this Agreement.

1.19 "PROGRAM" means a description in reasonable detail of the activities which are to be conducted by the Manager during a period.

1.20  "PROPERTY"  OR  "PROPERTIES"   means  those  interests  in  mining  claims
      described in Exhibit A.

1.21 "SIMPLE MAJORITY" means a decision by the Management Committee by greater than 50% of the votes being entitled to be cast.

1.22.1"TRANSFER" means sell, grant, assign, encumber, pledge or otherwise commit or dispose of.

In addition, For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) "this Agreement" means this Joint Venture agreement and all Exhibits attached hereto;

     (b)    any  reference  in  this   Agreement  to  a  designated   "Section",
            "Subsection", "paragraph", "Exhibit" or other subdivision refers to the designated section, subsection, paragraph, exhibit or other subdivision of this Agreement;
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     (c)    the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement, unless the context clearly otherwise provides;

     (d) the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

     (e) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

     (f) any reference to "party" or "parties" means, singly or collectively, the Participants as the context requires;

     (g) the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement;

     (h) words importing the masculine gender include the feminine or neuter gender, and vice versa, and words in the singular include the plural, and vice versa; and

     (i)    all references to currency refer to US dollars.

1.2 EXHIBITS

The following are the Exhibits to this Agreement, and are incorporated into this Agreement by reference:

          Exhibit A Property Description, Purchase Agreement, Power of Attorney Exhibit B Accounting Procedure

Wherever any term or condition, expressed or implied, in any of the Schedules conflicts or is at variance with any term or condition of this Agreement, the terms or conditions of this Agreement will prevail but shall not affect any difference of definition or terms internal to and specific to the Exhibits where such are internally consistent and do not offend the import of the Agreement.
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2. REPRESENTATIONS AND WARRANTIES

2.1 MUTUAL REPRESENTATIONS AND WARRANTIES OF PARTICIPANTS

Each of the Participants represents and warrants to each other that:

     (a) it has the capacity and authority to enter into and perform this Agreement and all transactions (other than present general financial capacity for the Property Development which will require the Participants to engage future debt or equity financing) contemplated under this Agreement and that all necessary corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

     (b) it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other Participant in order to prevent the representations in this
            Section 2 from being materially misleading;

     (c) it will not breach its constating documents or any other agreement or arrangement by entering into or performing this Agreement;

     (d) this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms; and

     (e) the parties will duly, in good faith, and with reasonable best efforts punctually comply with the terms of this Agreement in accordance with the terms and spirit of this Agreement.

3. THE JOINT VENTURE

3.1 GENERAL TERMS

Vittone and Southern hereby enter into this Agreement for the purposes stated in this Agreement, and they agree that all of their rights and all of the Operations on or in connection with the Property shall be subject to and governed by this Agreement. Pursuant to the terms of the Purchase Agreement, Vittone has agreed to transfer all interests of the Property into the name of the Joint Venture as outlined below. The ownership of the interests on the Property shall revert back to Vittone one year after commercial production has ceased on the Property, but may be extended upon mutual agreement of the parties.

3.2 NAME

The name of this Joint Venture shall be the "Condor Yacu Joint Venture". The Operator shall accomplish any registration required by applicable legislation in the name of the Joint Venture.
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3.3 TITLE

Except as otherwise provided herein or by the Participants, title to the Property shall be held in trust (with such notations on title as shall place third parties on notice) in the name of the Joint Venture for the parties hereto according to their Participating Interests or in such commonly held corporation or other entity as the Management Committee may recommend and the parties accept.

3.4 PURPOSES

This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, shall accomplish such purposes:

     (a)    to conduct Exploration on the Property;

     (b)    to evaluate the possible Development of the Property;

     (c)    to engage in Development of the Property;

     (d)    to carry on the Operating Mine;

     (e)    to engage in Property financing;

     (f)    to engage in marketing Products; and

     (g) to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

3.5 LIMITATION

Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in Subsection 3.4, and nothing in this Agreement shall be construed to enlarge or expand such purposes.

3.6 DISTRIBUTION OF NET PROFIT

To the extent permitted by law, the Net Profit of the Joint Venture from the sale of Assets and/or Products (for the purposes of this section not including taking in kind, as provided for in Part 14) available for distribution, after making such provisions for any Program or Budget as are required in the opinion (expressed by resolution) of the Management Committee, will be distributed quarterly within 60 days of the end of each calendar quarter unless otherwise agreed to in writing by the Participants.
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3.7 TAKING IN KIND

Unless otherwise agreed by the Participants, each Participant shall take its Proportionate Share of Product in kind in accordance with the provisions set forth elsewhere in this Agreement, subject to the most favorable tax situation available to Vittone under the tax laws of Argentina.

3.8 LOSS OF TITLE

Any failure or loss of title to the Assets or the Property, and all costs of recovering or defending title, shall be charged to the Joint Account but if caused or allowed to occur by negligence by a party then such costs shall be paid by such party or otherwise recovered from such party.

3.9 EFFECTIVE DATE AND TERM

The effective date of the Joint Venture shall be the date of this Agreement. This Agreement shall continue from the effective date for so long as two or more parties to this Agreement hold a Participating Interest.

4. RELATIONSHIP OF THE PARTICIPANTS

4.1 NO PARTNERSHIP

Nothing contained in this Agreement shall be deemed to render either Participant the partner of the other, nor, except as otherwise herein expressly provided, to render either Participant the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Participants to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and the Property and the rights acquired hereunder shall be as tenants in common. Each Participant shall indemnify, defend and hold harmless the other Participant, its directors, officers, employees, agents and attorneys from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Participant, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.

4.2 OTHER BUSINESS OPPORTUNITIES

Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting
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the other.  The doctrines of "corporate  opportunity" or "business  opportunity"
shall not be applied to any other activity, joint venture, or operation of either Participant, and neither Participant shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of this Agreement. Unless otherwise agreed to in writing, no Participant shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant's share of Products in any facility owned or controlled by such Participant.

4.3 WAIVER OF RIGHT TO PARTITION

The Participants hereby waive and release all rights of partition, or of sale in lieu thereof; or other division of Assets or the Property, including any such rights provided by statute.

4.4 TRANSFER OR TERMINATION OF RIGHTS TO THE PROPERTY

Except as otherwise provided in this Agreement, neither Participant shall Transfer all or any part of its interest in the Assets, the Property or this Agreement.

4.5 IMPLIED COVENANTS

There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

5. CONTRIBUTIONS BY PARTICIPANTS

5.1 PARTICIPANTS' INITIAL CONTRIBUTION

At the time of this Agreement, Each Participant is deemed to have made the following Initial Contribution to the Joint Venture:

     (a) Southern: Payment of $500,000 (payable to Vittone as per the attached Purchase Agreement) plus the further funding of $4,500,000 for the work program on the Property. These two payments shall together constitute 100% of Southern's total required contribution to the Joint Venture; and

     (b) Vittone: Deemed payment of $750,000 (reflecting an initial contribution of $500,000, which has been revalued at current rates to equal $750,000) plus the transfer of title to the Property. This payment and transfer of title shall together constitute 100% of Vittone's total required contribution to the Joint Venture.

5.2 ADDITIONAL CASH CONTRIBUTIONS

In addition to the Initial Contribution, Southern shall be responsible for the cost of putting the Property into production. In exchange, Southern shall be granted 80% of all proceeds of net revenue until they have recovered 115% of the
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total costs of putting the Property  into  production.  Thereafter,  the parties shall each receive 50% of the net proceeds of the Joint Venture.

5.3 PRIORITY OF THIRD PARTY FUNDING

The parties agree that wherever feasible, priority will be given to funding Operations by negotiated joint ventures with third parties, in particular major mining companies, or debt, or other appropriate mechanisms which may be recommended by investment counsel. All parties shall be involved in any negotiations and shall adopt reasonable positions in good faith.

5.4 THIRD PARTY CONTRACTS

The parties agree that third party contracts, whether entered into with majors or otherwise, shall not alter, or be deemed to alter, the parties' rights and interests herein as between the parties hereto unless such shall be specifically provided in such third party agreement or would be an unavoidable implication thereof and would occur if the event occurred under this Agreement (for example, a dilution provision of a third party agreement would operate to dilute a party to this Agreement but would not extinguish any carried interests provided for hereunder, as between the parties hereto, unless the third party agreement specifically stated that it supersedes such provision of this Agreement). If additional rights or property are acquired or made available under third party agreements then such rights and property shall accrue to the parties in accordance with their rights and interests, as they may be from time to time, of this Agreement (for example, if a property is available to the parties under a third party agreement, then the parties shall have the right to participate therein in accordance with their Participating Interest herein, as adjusted for the third party interest under the third party agreement).

6. INTERESTS OF PARTICIPANTS

6.1 INITIAL PARTICIPATING INTEREST

Per section 5.2 above, the initial Participating Interests of the Participants in the Joint Venture is as follows:

     (a) Southern as to 80% Participating Interest until it has been repaid 115% of the cost of putting the Property into production; and

     (b)    Vittone as to 20% Participating Interest.

Thereafter, the parties shall each receive 50% of the net proceeds of the Joint Venture.

6.2 CHANGES IN PARTICIPATING INTERESTS

Southern's Participating Interest in the Joint Venture shall be changed as follows:

     (a) transfer by Southern of less than all its Participating Interest in accordance with Section 14;
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     (b)    acquisition  of less than all of the  Participating  Interest of the other Participant, however arising; or

     (c) in the event of default by Southern in making its agreed-upon contribution to an adopted Program and Budget, followed by an election by the other Participant to invoke paragraph 6.5(b).

6.3 Not Applicable

6.4 Not Applicable

6.5 DEFAULT IN MAKING COMMITTED CONTRIBUTIONS

If Southern, having committed to making a contribution to a Program or Budget, defaults in making a contribution or cash call or paying an invoiced amount (the Defaulted Contribution") required by an approved Program and Budget to which Southern had committed to contribute its Proportionate Share, or some part thereof, Vittone may elect, within thirty days of notice of the default, one of the following:

     (a) to pay the Defaulted Contribution and treat the Defaulted Contribution, together with any accrued interest calculated and compounded on a quarterly basis from advance, as a demand loan bearing interest at a rate of 10% per annum. The failure to repay said loan upon demand shall be a default of the deemed loan and Vittone may effect execution proceedings and take all steps it deems advisable to recover the loan and interest, including auctioning Southern's Interest. Southern hereby grants to Vittone a lien upon and a security interest in its Participating Interest in the Assets and the Property, and the Products and Net Profit therefrom, to secure any loan made hereunder, including interest thereon, reasonable legal fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing such lien or security interest, or both; or

     (b)    to have Southern's Participating Interest in the Property reduced.

Each Participant hereby irrevocably appoints the other its attorney-in-fact to execute, file and record all instruments necessary to perfect or effectuate the provisions hereof.

6.6 REASONABLE TIME FOR FINANCING

Southern shall be required to meet the following minimum finance periods:

     (a) $500,000 (the payment to Vittone) on or before 60 days from the date of this Agreement; and
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     (b)    $4,500,000 on or before 120 days from the date of this Agreement.

The parties agree that an extension of up to 60 days shall be granted to Southern to meet either of the above funding timelines, if, at the sole discretion of Vittone, Southern has shown a reasonable plan to meet the funding requirement within this extended 60 day timeline.

6.7 CONTINUING LIABILITIES UPON ADJUSTMENTS OF PARTICIPATING INTERESTS

Any reduction of Southern's Participating Interest in the Joint Venture under this Section 6 shall not relieve Southern of its share of any liability, whether it accrues before or after such reduction, arising out of Operations conducted prior to such reduction. For purposes of this Section 6, Southern's share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to Vittone as a result of the reduction of Southern's Participating Interest shall be free of royalties, liens or other encumbrances, other than those existing at the time the Property was acquired, those to which both Participants have given their written consent, or the Net Profits Interest of Vittone. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant's Participating Interest shall be shown in the books of the Operator. However, either Participant, at any time upon the request of the other Participant, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Property is located.

7. MANAGEMENT COMMITTEE

7.1 ORGANIZATION AND COMPOSITION

The Participants hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement and to supervise Operations and approve Budgets and Programs. The Management Committee shall consist of two members appointed by Vittone and two members appointed by Southern. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice to the other Participant.

7.2 DECISIONS

Each Participant, acting through its appointed member(s) shall have one equal vote on the Management Committee for each appointed member.

7.3 MEETINGS

The  Management  Committee  shall hold regular  meetings at least  annually at a
mutually  agreed  place.   The  Operator  shall  give  15  days  notice  to  the
Participants of such regular meetings. Additionally, either Participant may call a special meeting upon 30 days' notice to the Operator and the other
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Participant. In case of emergency,  reasonable notice of a special meeting shall suffice. There shall be a quorum of at least one member representing each Participant present. In the event that a quorum is not present then the meeting may be adjourned to the fifth business day, with notice to the absent members, and the members present at an adjourned meeting shall constitute a quorum which shall only have the power to deal with the matters of the agenda circulated for the adjourned meeting. Each notice of a meeting shall include an itemized agenda prepared by the Operator in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of the Participants. The Management Committee shall establish its own procedural rules, which shall be modeled upon corporate precedent. The Operator shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within 15 days after the meeting. The minutes, when signed by the members of the meeting, shall be the official record of the decisions made by the Management Committee and shall be binding on the Operator and the Participants, except as otherwise provided in this Agreement or where inconsistent with this Agreement. If personnel employed in operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Joint Venture cost. All other costs shall be paid by the Participants individually.

7.4  ACTION WITHOUT MEETING

In lieu of meetings, the Management Committee may hold telephone conferences, so long as all decisions are immediately confirmed in writing by the Participants.

7.5 PROCEDURE FOR DEADLOCK

In the event of a dead-lock of the Management Committee respecting the approval of or operation of Programs, Feasibility Reports, Operating plans, mine maintenance plans, mine closure plans, or any other matters respecting the exploration, development, operation, maintenance, production, or sale of Products of or from the Property, then the matter in dispute shall be referred to a recognized engineering or geological consultant (the "CONSULTANT") selected by the Operator. A dead-lock shall be irrevocably deemed to occur upon the Management Committee having failed to agree on a matter in two (2) successive meetings. Upon a dead-lock occurring:

     (a) any party (the "SENDING PARTY") may forthwith give notice (the "NOTICE") in writing to the other parties (the "RECEIVING PARTIES") declaring a dead-lock, specifying the issue (or issues) in contention;

     (b) the Operator shall, within ten (10) days of receipt or issuance of the written notice, select a Consultant to examine and give an opinion on the matter, and thereupon give written notice to the parties naming the Consultant and giving the Consultant's estimate of the cost to have the Consultant determine the issue;

     (c) within thirty (30) days (or such longer period as the Consultant may allow, but it shall not be required to give any extension) of the written notice of the Operator naming the Consultant, the parties shall submit to the Consultant such materials as they deem advisable, in respect to the issue or issues, for consideration by the Consultant and, if a party fails to submit such materials, then the Consultant shall conduct its inquiries from the submitted materials of the other parties and from its own resources and researchers;

     (d) the parties and the Management Committee shall allow the Consultant complete access to all records and files regarding the Property, whether on the premises of the parties or the Management Committee or elsewhere, and the Consultant shall have access to all other persons having knowledge of the Property and shall have complete access to the Property and shall have the right to conduct all such tests and researches as it may determine including sampling, trenching, drilling or other activities as it may deem advisable;

     (e) upon having familiarized itself with the materials, the Consultant shall hold a meeting with the parties to hear their representations and to query the parties as to their opinions and to attempt to seek majority consensus of the parties with the Consultant's assistance;

     (f) if the parties cannot reach majority consensus, the Consultant shall submit its reports and recommendations to the parties in respect to the issue or issues submitted to it and such report and recommendations shall be final and binding upon the parties unless modified by majority vote of the parties; and

     (g) the cost of the Consultant shall be a cost charged to the Joint Venture Account.

7.6 MATTERS REQUIRING APPROVAL

Except as otherwise delegated to the Operator in Subsection 8.2, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.

8. OPERATOR

8.1 APPOINTMENT

The Joint Venture shall be the Operator until such time as it resigns or is required to resign by the terms of this Agreement. The Joint Venture or its successor hereby agrees to serve as such until it resigns or is deemed to resign as provided in Subsection 8.5 or it is removed, as provided in Subsection 8.6. The Joint Venture or its successor shall, at all times, appoint an individual employed on its staff as having primary responsibility to direct the Joint Venture's activities as Operator. Any proposed change in the individual appointed under this Subsection 8.1 will be communicated by notice in writing to the Participants in advance of the appointment.

8.2 POWERS AND DUTIES OF OPERATOR

Subject to the terms and provisions of this Agreement and subject to such variations as may be prescribed by the Management Committee from time to time, the Operator shall have the following powers and duties, subject to the provision of adequate funding, which shall be discharged in accordance with adopted Programs and Budgets:

     (a)    The Operator shall manage, direct and control Operations;

     (b) The Operator shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement;

     (c)    The Operator shall:

            (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances;

            (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and

            (iii) keep the Assets and the Property free and clear of all liens and encumbrances, except for those liens and encumbrances existing at the time of, or created concurrent with, the acquisition of the Assets, or mechanic's or material men's liens which shall be released or discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee.

            (iv)   make  or  arrange  for  all  payments   required  by  leases,
                   licenses, permits, contracts and other agreements related to the Assets and the Property;

            (v) pay all taxes, assessments and like charges on Operations, Assets and the Property except taxes determined or measured by a Participant's sales revenue or net income. If authorized by the Management Committee, the Operator shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Operator deems them to be unlawful, unjust, inequitable or excessive, or to undertake such other steps or proceedings as the Operator may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Operator shall be required to pay them, but in no event shall the Operator permit or allow title to the Assets or the Property to be lost as the result of the nonpayment of any taxes, assessments or like charges;

            (vi)   apply for all necessary permits, licenses and approvals;

            (vii) comply with applicable federal, provincial and local laws and regulations;

            (viii) notify  promptly the Management  Committee of any allegations of violation of any license, regulation, agreement or other matter which may result in a dispute, fine, prosecution, or other liability or investigation or proceeding ;

            (ix) prepare and file all reports or notices required for Operations. The Operator shall not be in breach of this provision if a violation has occurred in spite of the Operator's good faith efforts to comply and the Operator has, or has attempted to, timely cured or disposed of such violation through performance, or payment of fines and penalties; and

            (x) shall do all other acts reasonably necessary to maintain the Assets and the Property.

     (d) The Operator shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Operator.

     (e) The Operator shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations. Any settlement involving payments, commitments or obligations in excess of $50,000 in cash or value shall be subject to the advance approval of the non-managing Participant.

     (f) The Operator shall provide insurance for the benefit of the Participants as stipulated by the Management Committee.

     (g) The Operator may dispose of Assets, whether by abandonment, surrender or Transfer in the ordinary course of business, except that the Property may be abandoned or surrendered only as provided in Section 13. However, without prior authorization from the Participants, the Operator shall not:

            (i) dispose of Assets in any one transaction having a value in excess of $50,000;

            (ii) enter into any sales contracts or commitments for Product, except as permitted in Subsection 11.2;

            (iii)  begin a liquidation of the Joint Venture; or

            (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Joint Venture.

     (h) The Operator shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors or, with the written consent of the Participants, to an unrelated third party.

     (i) The Operator shall perform or cause to be performed during the term of this Agreement all assessment and other work required by law in order to maintain in good standing the mining claims or concessions included within the Property. The Operator shall not be liable on account of any determination by any court or governmental agency that the work performed by Operator does not constitute the required annual assessment work or occupancy for the purposes of preserving or maintaining ownership of the claims, provided that the work done is in accordance with the adopted Program and Budget and such error does not occur due to negligence of reporting of the Operator to the Management Committee or in the carrying out of the Programs or Budgets. The Operator shall timely record and file with the appropriate governmental agency, records in proper form attesting to the performance of assessment work, and allocating therein, to or for the benefit of each claim, at least the minimum amount required by law to maintain such claim or site in good standing.

     (j)    If authorized by the Management Committee, the Operator may:

            (i) locate, amend or relocate any mining claim or mill site or tunnel site;

            (ii)   locate  any  fractions   resulting  from  such  amendment  or
                   relocation;

            (iii) apply for patents or mining leases or other forms of mineral tenure for any such claims or sites;

            (iv) abandon any mining claims for the purpose of locating mill sites or otherwise;

            (v) abandon any mill sites for the purpose of locating mining claims or otherwise;

            (vi) exchange with or convey to the government of Argentina any of the Property for the purpose of acquiring rights to the ground covered thereby or other adjacent ground; and

            (vii) convert any claims or mill sites into one or more leases or other forms of mineral tenure pursuant to any law hereafter enacted.

     (k) The Operator shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry.

     (l) The Operator shall keep the Management Committee advised of all Operations by submitting in writing to the Management Committee:

            (i) monthly summary progress reports within 15 days of month end which include programs in progress and completed during the month, number of samples collected, and estimated statements of expenditures;

            (ii) immediately provide Participants with notice of and written details of all material changes, as such would reasonably be defined pursuant to relevant securities laws;

            (iii) quarterly progress reports which include statements of expenditures and comparisons of such expenditures to be the adopted Budget, within 30 days of the end of the calendar quarter;

            (iv)   copies of reports concerning Operations;

            (v) a detailed final report within 60 days after completion of each Program and Budget, and no less frequently than one such report every twelve months, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs, together with the following information:

                    (A)  introduction;

                    (B)  project or property location and access;

                    (C)  physiography, vegetation and climate;

                    (D)  historical background and current exploration program;

                    (E) description of properties, including claims with expiry dates and assessment requirements;

                    (F)  regional geology;

                    (G)  property geology;

                    (H)  mineralization;

                    (I)  geochemistry-- rock and/or soil with interpretation;

                    (J)  description of individual mineralized zones;

                    (K)  geophysics;

                    (L) conclusions on exploration potential and interpretative models;

                    (M) maps of various scales, including location maps, claim maps, geology maps, geochemical sample location maps, detailed maps of showings with all location of surface samples, trenches and drill holes;

                    (N) appendices including a list of all samples, description of these samples and the assays and analytical results (on sheets as received from the lab); and

            (v) such other reports as the Management Committee may reasonably request.

                  At all reasonable times the Operator shall provide the Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in operations. In addition, the Operator shall allow the Non-Operating Participant, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets, Operations and the Property at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Operations.

     (m)    The  Operator  shall  undertake  all  other  activities   reasonably
            necessary to fulfill the foregoing and as directed by the Management Committee.

The Operator shall not be in default of any duty under this Subsection 8.2 if its failure to perform results from the failure of the Non-Operating Participant to perform acts or to contribute amounts required of it by this Agreement.

8.3 STANDARD OF CARE

The Operator shall conduct all operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets and the

Property. The Operator shall not be liable to the Non-Operating Participant for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Operator's willful misconduct or gross negligence.

8.4 Not Applicable

8.5 Not Applicable

8.6 Not Applicable

8.7 Not Applicable

8.8 Not Applicable

8.9 PAYMENTS TO OPERATOR

The Operator shall be compensated for its services and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

8.10 TRANSACTIONS WITH AFFILIATES

If the Operator engages Affiliates to provide services hereunder, it shall do so on terms no less favorable than would be the case with unrelated persons in arm's length transactions.

8.11 ACTIVITIES DURING DEADLOCK

If the Management Committee for any reason fails to adopt a Program and Budget as a consequence of a dead-lock, subject to the contrary direction by majority of the Management Committee and to the receipt of necessary finds, the Operator shall continue Operations at levels necessary to maintain the Property and Assets but shall not commence or extend any Programs until the dead-lock is resolved. Financial contributions to such necessary maintenance shall be obligatory on all Participating Interests.

9. PROGRAMS AND BUDGETS

9.1 OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS

Except as otherwise provided herein, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets.

9.2 PRESENTATION OF PROGRAMS AND BUDGETS

Proposed Programs and Budgets for the Property shall be prepared by the Operator for a period of one year, or any shorter period, or a longer period if approved by the Management Committee. Each adopted Program and Budget for the Property, regardless of length, shall be reviewed at least once a year or at the end of the Program, whichever is earlier, at the annual meeting of the Management Committee. During the period encompassed by any Program and Budget, and at least three months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Operator and submitted to the Participants.

9.3 REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS

Within 30 days after submission of a proposed Program and Budget, each Participant shall submit to the Management Committee:

     (a) notice that the Participant approves the proposed Program and Budget; or

     (b)    proposed modifications of the proposed Program and Budget; or

     (c)    notice that the Participant rejects the proposed Program and Budget.

If a Participant fails to give any of the foregoing responses within the allotted time the Operator shall give the party notice that reply is required and if response is not forthcoming within 15 days of delivery of such second notice the failure shall be deemed to be an approval by the Participant of the Operator's proposed Program and Budget and if, upon another 15 days of notice by the Operator to such Participant that the Program is approved and the said Participant must respond that it will consider providing its Proportionate Share, such Participant does not respond then it will be deemed to have elected not to participate. If a Participant makes a timely submission to the Management Committee pursuant to paragraph 9.3(b) or (c), then the Management Committee shall seek, in a bona fide attempt, to develop a Program and Budget acceptable to the Participants otherwise it shall initiate the provisions of subsection 7.5.

9.4 ELECTION TO PARTICIPATE

By notice to the Management Committee within the time provided by section 6.6, after the final vote adopting a Program and Budget, a Participant may elect to contribute to such Program and Budget in some lesser amount than its respective Participating Interest, or not at all, in which cases its Participating Interest shall be recalculated as provided in Section 6. If a Participant fails to so notify the Management Committee, the Participant shall be deemed to have elected not to contribute to such Program and Budget in proportion to its respective Participating Interest as of the beginning of the period covered by the Program and Budget.

9.5 DEADLOCK ON PROPOSED PROGRAMS AND BUDGETS

If the Participants, acting through the Management Committee, fail to approve a Program and Budget for the Property by the beginning of the period to which the proposed Program and Budget applies, the provisions of Subsections 7.5 and 8.11 shall apply.

9.6 BUDGET OVERRUNS; PROGRAM CHANGES

The Operator shall immediately notify the Management Committee of any material departure from an adopted Program and Budget for the Property. If the Operator exceeds an adopted Budget by more than 10%, then the excess over 110%, unless directly caused by an emergency or unexpected expenditure made pursuant to subsection 9.7 or unless otherwise authorized by the Management Committee, shall be for the sole account of the Operator and such excess shall not be included in the calculations of the Participating Interests for the Property. Budget overruns of 110% or less shall be borne by the Participants in proportion to their respective Participating Interests as of the time the overrun occurs.

9.7 EMERGENCY OR UNEXPECTED EXPENDITURES

In case of emergency or events outside the control of the Operator, the Operator may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets, the Property or to comply with law or government regulation. The Operator may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Operator shall promptly notify the Participants of the emergency or unexpected expenditure, and the Operator shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditures are incurred.

10. PRODUCTION NOTICE

10.1 PRODUCTION RECOMMENDATION

Within 60 days of the production of the Feasibility Report, the Operator shall call a Management Committee meeting to consider the Feasibility Report. The Management Committee shall consider such Feasibility Report prepared and may, subject to the resolution of any outstanding issues contemplated in Section 10 herein, approve the Feasibility Report, with such modifications, if any, as it considers necessary or desirable. Forthwith after approval of the Feasibility Report, the Management Committee shall cause the Operator to give notice (in this Agreement called the "PRODUCTION RECOMMENDATION") to each of the Participants stating that the Management Committee recommends that a Mining be established and brought into production in conformity with the Feasibility Report as so approved.

11. NOT APPLICABLE

12. CONSTRUCTION OF MINE

12.1 FACILITIES COMPLETION DATE

The Management Committee shall cause the Operator to, and the Operator shall, proceed with construction of the Mining facilities with all reasonable dispatch after a Production Notice has been given. Construction shall be substantially in accordance with the Production Notice, subject to the right of the Management Committee to cause such reasonable variations in construction to be made as the Management Committee deems advisable from time to time. The Operator may of its own initiative, and shall forthwith upon request by a Participant, call a Management Committee meeting to consider recommending that the Mining facilities are complete and are ready to commence Operations for the production and processing of Product as of a date determined by the Management Committee ( called the "Completion Date"). Forthwith upon the Completion Date being established, the Operator shall give notice of that date to the parties.

13. OPERATION OF THE MINE

13.1 MINE OPERATING PLAN

Commencing with the Completion Date, all Mining Operations shall be planned and conducted (such plans called the "Operating Plan") and all estimates, reports and statements shall be prepared and made on the basis of an operating year (the "Operating Year") as determined by the Management Committee. The Operator shall submit an Operating Plan for each Operating Year to the Participants not less than 90 days prior to the Operating Year to which the Operating Plan relates.

Each Operating Plan shall contain the following:

     (a)    a plan of the proposed Mining Operations;

     (b) a detailed estimate of all construction costs, production costs, operating capital costs, administrative costs and any other costs, plus a reasonable allowance for contingencies;

     (c) an estimate of the quantity and quality of the ore to be mined and the concentrates or metal to be produced; and

     (d) such other facts as may be necessary to reasonably illustrate the results intended to be achieved by the Operating Plan.

Upon request of any Participant the Operator shall meet with the Participant to discuss the Operating Plan. The Management Committee shall adopt each Operating Plan, with such changes as it deems necessary, not less than 30 days immediately preceding the Operating Year to which the Operating Plan relates; provided, however, that the Management Committee may approve amendments to the Operating Plan.

14. DISTRIBUTION IN KIND

14.1 PRESUMPTION OF TAKING IN KIND

Unless otherwise agreed by the Participants, each Participant shall take delivery in kind of Product and separately dispose of its Proportionate Share of the Products produced from the mine. Unless otherwise unanimously agreed by the representatives of all parties, the terms of delivery to the Participants shall be f.o.b. transport carrier at the concentrator, as Products are produced. Any costs and expenses incurred by reason of the Participants taking in kind and making separate dispositions shall be paid by each Participant directly. However, unless otherwise instructed by a Participant, the Operator shall receive and sell on each Participant's behalf, as agent, that Participant's Product and shall remit the proceeds thereof to the Participants but that the Operator shall be at liberty to deduct all such invoiced amounts to the Participant for its share of Operations costs and NS Royalties or Net Profits Interests which are due and unpaid. Nothing in this Agreement shall be construed as providing, directly or indirectly, for any joint or cooperative marketing or selling of Products or permitting the processing of Products of any parties, other than the Participants, at any processing facilities constructed by the Participants pursuant to this Agreement. The Operator shall give the Participants notice at least ten days in advance of the delivery date upon which their Proportionate Share of Products will be available.

14.2 RECORDS BY OPERATOR

The Operator shall weigh (or calculate by volume), sample and assay, all in accordance with sound mining and metallurgical practices, all Products produced from the mine prior to delivery of those Products to the Participants. The Operator shall keep records of weights (or calculations, as the case may be) and sample and assay results.

14.3 PARTICIPANT FACILITIES

Each Participant shall be entitled to use, dispose of or otherwise deal with its Proportionate Share of Products as it sees fit. From the time of delivery, each Participant shall have ownership of and title to its Proportionate Share of Products separate from, and not as tenant in common with, the other parties. If a Participant has instructed the Operator that it will take delivery of Product then each Participant shall construct, operate and maintain, all at its own costs and risk, any and all facilities which may be necessary to receive and store and dispose of its Proportionate Share of the Products at the rate the same are produced.

14.4 PARTICIPANT'S FAILURE TO STORE

If a Participant has not made the necessary arrangements to take in kind and store its share of production the Operator shall, at the sole cost and risk of that Participant store, in any location where it will not interfere with Mining Operations, the production owned by that Participant. All of the costs and expenses involved in arranging and providing storage shall be billed directly to, and be the sole responsibility of, the Participant whose share of production is so stored.

14.5 FAILURE OF PARTICIPANT TO TAKE IN KIND

If a Participant fails to take in kind, the Operator shall have the right, but not the obligation, for a period of time consistent with the minimum needs of the industry, but not to exceed six months, to purchase the Participant's share for its own account or to sell such share as agent for the Participant on reasonable efforts to sell at the prevailing market price in the area; any deficiency for which the Operator shall bear no responsibility, absent bad faith .. Subject to the terms of any such contracts of sale then outstanding, during
any  period  that  the  Operator  is  purchasing  or  selling  a   Participant's
Proportionate Share of Products, the Participant may elect by notice to the Operator to take in kind. The Operator shall be entitled to deduct from proceeds of any sale by it for the account of a Participant reasonable expenses incurred in such a sale and any other unpaid costs of the Participant in respect to the Joint Venture and the Property.

14.6 PARTICIPANT'S RESPONSIBILITY FOR COSTS

Each Participant shall be responsible to pay all charges and costs of its Proportionate Share of the Joint Venture and all of its Proportionate Share of Net Profit Interests and neither the Operator nor any other party shall be responsible for the same.

15. SUSPENSION AND TERMINATION OF OPERATIONS

15.1 MINE MAINTENANCE PLAN

The Operator may, at any time subsequent to the Completion Date, on at least sixty (60) days' notice to all Participants, recommend that the Management
Committee approve that Mining Operations be suspended. The Operator's recommendation shall include a plan and budget (called the "Mine Maintenance Plan"), in reasonable detail, of the activities to be performed to maintain the Assets and Property during the period of suspension and the costs to be incurred. The Management Committee may, at any time subsequent to the Completion Date, cause the Operator to suspend Mining Operations in accordance with the Operator's recommendation with such changes to the Mine Maintenance Plan as the Management Committee deems necessary. The Management Committee may cause Mining Operations to be resumed at any time.

15.2 MINE CLOSURE PLAN

The Operator or any Participant may, at any time following a period of at least ninety (90) days during which Mining Operations have been suspended, upon at least thirty (30) days notice to all Participants, recommend that the Management Committee approve the permanent termination of Mining Operations. The Operator's recommendation shall include a plan and budget (called the "Mine Closure Plan"), in reasonable detail, of the activities to be performed to close the mine and reclaim the Property and the estimated cost to implement the Mine Closure Plan. The Management Committee may, by approval of the representatives of all Participants, approve the Operator's recommendation with such changes to the

Mine Closure Plan as the Management Committee deems necessary. If the Management Committee does not approve the Operator's recommendation the Operator shall maintain Mining Operations in accordance with the Mine Maintenance Plan as approved pursuant to subsection 15.1 herein. Upon Mine Closure, the title shall revert back to Vittone and/or his assigns.

15.3 IMPLEMENTATION OF MINE CLOSURE PLAN

If the Management Committee approves the Operator's recommendation as aforesaid it shall cause the Operator to:

     (a) implement the Mine Closure Plan, whereupon the Participants shall be committed to pay, in proportion to their respective Participating Interests, the costs required to implement that Mine Closure Plan;

     (b) remove, sell and dispose of such Assets as may reasonably be removed and disposed of profitably and such other Assets as the Operator may be required to remove pursuant to applicable environmental and mining laws;

     (c)    perform all site remediation as required by law; and

     (d)    sell, abandon or otherwise dispose of the Property.

                  The disposal price for the Assets and the Property shall be the best price obtainable, and the net revenues, if any, from the removal and sale shall be credited to the Participants in proportion to their respective Participating Interests.

16. ACCOUNTS AND SETTLEMENTS

16.1 MONTHLY STATEMENTS

The  Operator  shall  promptly  submit  to  the  Management   Committee  monthly
statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

16.2 AUDITS

Upon request made by Southern or Vittone within 24 months following the end of any Operating Year (or, if the Management Committee has adopted an accounting period other than the calendar year, within 24 months after the end of such period), the Operator shall order an audit of the accounting and financial records for such calendar year (or other accounting period). All written exceptions to and claims upon the Operator for discrepancies disclosed by such audit shall be made not more than 3 months after receipt of the audit report. Failure to make any such exception or claim within the 3 month period shall mean the audit is correct and binding upon the Participants. The audits shall be conducted by an international firm of chartered accountants selected by the Operator, unless otherwise agreed by the Management Committee.

17. WITHDRAWAL AND TERMINATION

17.1 TERMINATION BY EXPIRATION OR AGREEMENT

This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

17.2 NOT APPLICABLE

17.3 NOT APPLICABLE

17.4 CONTINUING OBLIGATIONS

On termination of this Agreement under sections 17.1 to 17.3, the Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement.

17.5 DISPOSITION OF ASSETS ON TERMINATION

Promptly after an event requiring termination has occurred, the Operator shall take all action necessary to wind up the activities of the Joint Venture, and all costs and expenses incurred in connection with the termination of the Joint Venture shall be expenses chargeable to the Participants. In accordance with Exhibit B any Participant that has a negative Capital Account balance when the Joint Venture is terminated for any reason shall contribute to the Assets of the Joint Venture an amount sufficient to raise such balance to zero. The Assets and the Property shall first be paid, applied, or distributed in satisfaction of all liabilities of the Joint Venture to third parties and then to satisfy any debts, obligations, or liabilities owed to the Participants. Before distributing any finds or Assets or Property to Participants, the Operator shall have the right to segregate amounts which, in the Operator's reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Participants, bonds or other securities for the performance of such obligations. The foregoing shall not be construed to include the repayment of any Participant's capital contributions or Capital Account balance. Thereafter, any remaining cash and all other Assets and Property shall be distributed (in undivided interests unless otherwise agreed) to the Participants, first in the ratio and to the extent of their respective Capital Accounts and then in proportion to their respective Participating Interests, subject to any dilution, reduction, or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's Participating Interest therein has been terminated pursuant to this Agreement.

17.6 NON-COMPETITION COVENANTS

A Participant, its successor or Affiliate, that withdraws from this Joint Venture shall not, directly or indirectly, acquire any interest in property within a 1.5 kilometers distance from the perimeter of the Property, for 12 months after the effective date of withdrawal. If such a withdrawing Participant, its successor or Affiliate, acquires property subject to this section 17.6, such party, its successor or Affiliate shall be obligated to offer to convey to the non-withdrawing Participant, at its proportionate acquisition cost and geologic and other expenditures, a Proportionate Share of any such property or interest so acquired as if such party were still a Participating party at the interest immediately prior to the withdrawal. Such offer shall be made in writing and can be accepted by the non-withdrawing Participant at any time within 45 days after it is received by such non-withdrawing Participant.

17.7 RIGHT TO DATA AFTER TERMINATION

After termination of this Agreement, each Participant shall be entitled to copies of all information of the Joint Venture before the effective date of termination not previously furnished to it, but a terminating or withdrawing Participant shall not be entitled to any such copies after any other termination or any withdrawal.

17.8 CONTINUING AUTHORITY

On termination of this Agreement, the Operator shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to: (a) wind up Operations (either of the Joint Venture or the Property) and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Operator shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Joint Venture, mortgage Assets or the Property, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.

18. ABANDONMENT AND SURRENDER OF THE PROPERTY

18.1 SURRENDER OR ABANDONMENT OF THE PROPERTY

The Management Committee may authorize the Operator to surrender or abandon part or all of the Property. If the Management Committee authorizes any such surrender or abandonment over the objection of a Participant, the Participant that desires to abandon or surrender shall assign to the objecting Participant, without cost to the surrendering Participant, all of the surrendering Participant's interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Property.

18.2 REACQUISITION

If any part or all the Property is abandoned or surrendered under the provisions of this Section 18, then, unless this Agreement is earlier terminated, neither Participant nor any successor nor Affiliate thereof shall acquire any interest in or a right to acquire that part of the Property for a period of 12 months following the date of such abandonment or surrender. If such Participant reacquires any of the Property in violation of this Subsection 18.2, then the other Participant, its successor or Affiliate as the case may be may elect by notice to the reacquiring Participant within 45 days after it has actual notice of such reacquisition, to have such part of the Property made subject to the terms of this Agreement. In the event such an election is made, the reacquired part of the Property shall thereafter be treated as the Property hereunder, and the costs of reacquisition shall be borne solely by the reacquiring Participant and shall not be included for purposes of calculating the Participants' respective Participating Interests.

19. TRANSFER OF INTEREST

19.1 GENERAL

A Participant shall not have the right to Transfer all or any part of its Participating Interest, or any other interest, except on the following terms and conditions:

     (a) a Transfer to a subsidiary or Affiliate, so long as the same are controlled by the Participant, may be effected by the parties subject to such entering into this Agreement but, unless approved by the other Participant, the transferring Participant shall not be relieved of its obligations under this Agreement;

     (b) each Participant shall have a right of first refusal to acquire the interest of the other Participant which it wishes to sell or for which it has received an offer. The other Participant must exercise its right of first refusal within 30 days of receipt of notice of all material terms of the Transfer by notifying the Participant that it will acquire such offered interest on the terms set out in the notice. An offer shall be priced and offered in Canadian dollars. If the offer is not accepted by the other Participant, then the offering Participant shall be free to sell such offered interest for a period of 120 days but not at a more favourable price;

     (c) no transferee of all or any part of the Participating Interest of a Participant shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participant notice of the Transfer, and except as provided in paragraphs 19.1(h) and 19.l(i), the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Participant;

     (d) no Transfer permitted by this Section 19 shall relieve the transferring Participant of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

     (e) the transferring Participant and the transferee shall bear all tax consequences of the Transfer;

     (f) in the event of a Transfer of less than all of a Participating Interest, the transferring Participant and its transferee shall act and be treated as one Participant;

     (g) no Participant shall Transfer any interest in this Agreement or the Assets or the Property except by Transfer of part or all of its Participating Interest;

     (h) if the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest or the Assets or the Property to secure a loan or other indebtedness of a Participant in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Participant hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participant, and it shall comply with and be bound by the terms and conditions of this Agreement; and

     (i) if a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement.

20. DISPUTES

20.1 ARBITRATION OF DISPUTES

All disputes between the Participants, their successors and assigns, arising under this Agreement, which the parties are unable to resolve within 20 days, may at any time thereafter be submitted to arbitration by written demand of any party. To demand arbitration, any Participant (the "demanding party") shall give written notice to the other Participant (the "responding party"). Such notice shall specify the nature of the issues in dispute, the amount involved, and the remedy requested and the names of at least three qualified, disinterested arbitrators acceptable to it. Within fifteen days of the receipt of the notice, the responding party shall answer the demand in writing, specifying the issues that party disputes and advising whether it accepts as arbitrator any of the arbitrators named in the notice. If the responding party accepts an arbitrator named in the notice, that person will act as sole arbitrator of the dispute. If the responding party does not accept any of the arbitrators named, each Participant shall select one qualified arbitrator within ten days of responding party's answer. Each of the arbitrators shall be a disinterested person qualified by experience to hear and determine the issues to be arbitrated. The arbitrators so chosen shall select a neutral arbitrator within five days of their selection.

21. CONFIDENTIALITY

21.1 GENERAL

The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Participants and, except as provided elsewhere, shall not be disclosed to any third party or the public without the prior written consent of the other Participant, which consent shall not be unreasonably withheld.

21.2 EXCEPTIONS

The consent required by Subsection 21.1 shall not apply to a disclosure:

     (a) to an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

     (b) to any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets;

     (c) to a governmental agency or to the public which the disclosing Participant believes in good faith is required by pertinent law or regulation or the rules of any stock exchange; or

     (d) to an investment dealer, broker, bank or similar financial institution, in confidence if required, as part of a due diligence investigation by such financial institution in connection with a financing required by a Participant or its shareholders or Affiliates to meet, in part, its obligations under this Agreement.

In any case to which this Subsection 21.2 is applicable, the disclosing Participant shall give notice to the other Participant concurrently with the MAKING of such disclosure. As to any disclosure pursuant to paragraph 21.2(a),
(b), or (d), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this
Section 21.

21.3 PUBLIC STATEMENTS

When either of the Participants wishes to issue a public statement relating to this Agreement or the Property notice of and a draft copy of any release shall first be submitted to the other Participant who will have 24 hours to approve of or produce suggested revisions to the content of such release.

21.4 DURATION OF CONFIDENTIALITY

The provisions of this Section 21 shall apply during the term of this Agreement and for two years following termination of this Agreement and shall continue to apply to any Participant who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two years following the date of such occurrence.

22. GENERAL PROVISIONS

22.1 NOTICES

All notices, payments and other required communications ("Notices") to the Participants shall be in writing, and shall be addressed to the parties as follows or at such other address as the parties may specify from time to time

Notices must be delivered, sent by telex, telegram or telecopier or mailed by pre-paid post and addressed to the party to which notice is to be given. If notice is sent by telex, telegram or telecopier or is delivered, it will be deemed to have been given and received on the next business day from the day of transmission or delivery. If notice is mailed, it will be deemed to have been received ten business days following the date of the mailing of the notice. If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to or during the time a notice is mailed the notice must be sent by telex, telegram or telecopier or will be delivered.

22.2 ADDITIONAL LAND INTERESTS WITHIN AREA OF INFLUENCE

In the event that either Vittone or Southern should acquire any additional interest in mineral claims within a 1.5 kilometer distance from the perimeter of the Property. it will deliver details of the acquisition to the other party within 30 days of such acquisition and thereafter that party may, within 30 days of receiving such notice, require either Vittone or Southern, as applicable, to cause such interest to be made a part of the Joint Venture and subject to this Agreement as between Southern and Vittone and such interest shall be transferred at cost.

22.3 N/A

22.4 WAIVER

The failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of any provision of this Agreement or limit the Participant's right thereafter to enforce any provision or exercise any right.

22.5 MODIFICATION

No modification of this Agreement shall be valid unless made in writing and duly executed by the Participants.

22.6 FORCE MAJEURE

Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the participant to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of national, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible. During the period of suspension the obligations of the Participants to advance funds shall be reduced to levels consistent with essential maintenance of Operations.

22.7 GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, and all Operations of the Joint Venture in respect to the Property will be carried out in compliance with the applicable laws of Argentina.

22.8 N/A

22.9 FURTHER ASSURANCES

Each of the Participants agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

22.10 SURVIVAL OF TERMS AND CONDITIONS

The following Subsections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Participant in whose favour they run: Subsections 2.1, 4.5,6.7, 7.1 to 7.6, 8.1 to 8.11, 9.7, 15.1 to 15.3, 17.4, 17.5, 17.7, 17.8, 20.1, 21.1 to 21.4, and such other provisions as specifically or by necessary implication survive the termination of this Agreement.

22.11 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS

This Agreement contains the entire understanding of the Participants and supersedes all prior agreements and understandings between the Participants relating to the subject matter hereof. This Agreement shall be binding upon and enure to the benefit of the respective successors and permitted assigns of the Participants. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals by their duly authorized signatories effective the date first herein set forth.


/s/ Hector Vittone
------------------------------------
HECTOR VITTONE

THE COMMON SEAL of SOUTHERN ENERGY)
COMPANY INC. was hereunto affixed            )
in the presence of                           )
                                             )
                                             )
/s/ Ricardo Munoz                            )
------------------------------------         )                        c/s
Authorized Signatory                         )

                                    EXHIBIT A

                  DETAILS OF THE PROPERTY, PURCHASE AGREEMENT,
                              AND POWER OF ATTORNEY

                                   EXHIBIT B

ACCOUNTING PROCEDURE

The financial and accounting procedures to be followed by the Operator and the Participants under the Agreement are set forth below. References in this Accounting Procedure to subsections and paragraphs are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Agreement. In the event of any conflict between this Exhibit "B" and the main body of the Agreement, the terms of the main body of the Agreement shall prevail.

1. GENERAL PROVISIONS

1.1 GENERAL ACCOUNTING RECORDS

The Operator shall maintain detailed and comprehensive cost accounting records in accordance with this Accounting Procedure, including general ledgers, supporting and subsidiary journals, invoices, checks and other customary documentation, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the duration of the period allowed the Participants for audit or the period necessary to comply with tax or other regulatory requirements. The records shall reflect all obligations, advances and credits of the Participants.

1.2 BANK ACCOUNTS

The Operator shall maintain one or more separate bank accounts for the payment of all expenses and the deposit of all cash receipts for the Joint Venture.

1.3 STATEMENTS AND BILLINGS

The Operator shall prepare  statements and bill the  Participants as provided in
Section 16.2 of the Agreement. Payment of any such billings by any Participant, including the Operator, shall not prejudice such Participant's right to protest or question the correctness thereof for a period not to exceed 24 months following the calendar year during which such billings are received by the Participant. All written exceptions to and claims upon the Operator for incorrect charges, billings or statements shall be made upon the Operator within such 24 month period.

2. CHARGES TO JOINT ACCOUNT

Subject to the limitations hereinafter set forth, the Operator shall charge the Joint Account with the following:

2.1 RENTALS, ROYALTIES AND OTHER PAYMENTS

All property acquisition and holding costs, including filing fees, license fees, costs of permits and assessment work, delay rentals, production royalties, including any required advances, and all other payments made by the Operator which are necessary to acquire or maintain title to the Assets and the Property.

2.2 LABOUR AND EMPLOYEE BENEFITS

     (a) Salaries and wages of the Operator's employees directly engaged in Operations, including salaries or wages of employees who are temporarily assigned to and directly employed by same.

     (b) The Operator's cost of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under paragraph 2.2(a) and Subsection 2.12. Such costs may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages. If percentage assessment is used, the rate shall the applied to wages or salaries excluding overtime and bonuses. Such rate shall be based on the Operator's cost experience and it shall be periodically adjusted at least annually to ensure that the total of such charges does not exceed the actual cost thereof to the Operator.

     (c) The Operator's actual cost of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, cost savings and other production factors, and similar non-union bonus plans customary in the industry or necessary to attract competent employees, which bonus payments shall be considered salaries and wages under paragraph 2.2(a) or Subsection 2.12; rather than employees' benefit plans) and other benefit plans of a like nature applicable to salaries and wages chargeable under paragraph 2.2(a) or Subsection 2.12, provided that the plans are limited to the extent feasible to those customary in the industry.

     (d) Cost of assessments imposed by governmental authority which are applicable to salaries and wages chargeable under paragraph 2.2(a) and Subsection 2.12, including all penalties except those resulting from the willful misconduct or gross negligence of the Operator.

2.3 MATERIALS, EQUIPMENT AND SUPPLIES

The cost of materials, equipment and supplies (herein called "Material") purchased from unaffiliated third parties or furnished by the Operator or any Participant as provided in Section 3. The Operator shall purchase or furnish only so much Material as may be required for immediate use in efficient and economical operations. The Operator shall also maintain inventory levels of Material at reasonable levels to avoid unnecessary accumulation of surplus stock.

2.4 EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

The cost of machinery, equipment and facilities owned by the Operator and used in Operations or used to provide support or utility services to Operations charged at rates commensurate with the actual costs of ownership and operation of such machinery, equipment and facilities. Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, depreciation and interest at a rate not to exceed the rate charged by the principal chartered bank of the Operator plus 1% per annum. Such rates shall not exceed the average commercial rates currently prevailing in the vicinity of the Operations.

2.5 TRANSPORTATION

Reasonable transportation costs incurred in connection with the transportation of employees and material necessary for the Operations.

2.6 CONTRACT SERVICES AND UTILITIES

The cost of contract services and utilities procured from outside sources. If contract services are performed by the Operator or an Affiliate thereof the cost charged to the Joint Account shall not be greater than that for which comparable services and utilities are available in the open market within the vicinity of the Operations. The cost of professional consultant services procured from outside sources, or provided by the Operator, in excess of $50,000 shall not be charged to the Joint Account unless approved by the Management Committee.

2.7 INSURANCE PREMIUMS

Net premiums paid for insurance required to be carried for Operations for the protection of the Participants. When the operations are conducted in an area where the Operator may self-insure for Workers Compensation and/or Employer's liability under applicable law, the Operator may elect to include such risks in its self-insurance program and shall charge its costs of self-insuring such risks to the Joint Account provided that such charges shall not exceed published manual rates.

2.8 DAMAGES AND LOSSES

Costs in excess of insurance proceeds necessary to repair or replace damage or losses to any Assets or the Property resulting from any cause other than the willful misconduct or gross negligence of the Operator. The Operator shall furnish the Management Committee with written notice of damages or losses as soon as practicable after a report thereof has been received by the Operator.

2.9 LEGAL AND REGULATORY EXPENSE

Except as otherwise provided in Subsection 2.13, all legal and regulatory costs and expenses incurred in or resulting from the Operations or necessary to protect or recover the Assets or the Property of the Joint Venture. All attorney's fees and other legal costs to handle, investigate and settle litigation or claims, including the cost of legal services provided by the Operator's legal staff; and amounts paid in settlement of such litigation or claims in excess of $50,000 shall not be charged to the Joint Account unless approved by the Management Committee.

2.10 AUDIT

Cost of audits under Subsection 16.2 of the Joint Venture Agreement if approved by all of the Participants.

2.11 TAXES

All taxes (except income taxes) of every kind and nature assessed or levied upon or in connection with the Assets, the Property, the production of Products or Operations, which have been paid by the Operator for the benefit of the Participants. Each Participant is separately responsible for income taxes which are attributable to its respective Participating Interest.

2.12 DISTRICT AND CAMP EXPENSES (FIELD SUPERVISION AND CAMP EXPENSES)

A pro rata portion of (i) the salaries and expenses of the Operator's superintendent and other employees serving operations whose time is not allocated directly to such Operations, and (ii) the costs of maintaining and operating an office (herein called "the Operator's Project Office") and any necessary suboffice and (iii) all necessary camps, including housing facilities for employees, used for Operations. The expense of those facilities, less any revenue therefrom, shall include depreciation or a fair monthly rental in lieu of depreciation of the investment. The total of such charges for all properties served by the Operator's employees and facilities shall be apportioned to the Joint Account on the basis of a ratio, the numerator of which is the direct labour costs of the Operations and the denominator of which is the total direct labour costs incurred for all activities served by the Operator.

2.13 ADMINISTRATIVE CHARGE

     (a) Each month the Operator shall charge the Joint Account a sum for each phase of Operations as provided below, which shall be a liquidated amount to reimburse the Operator for its home office overhead and general and administrative expenses to conduct each phase of the Operations, and which shall be in lieu of any management fee:

               (i)  Exploration Phase: 5% of Allowable Costs.

               (ii) Development Phase: 5% of Allowable Costs.

               (iii) Major Construction Phase: 2.5% of Allowable Costs.

               (iv) Mining Phase: 2.5% of Allowable Costs.

     (b) The term "Allowable Costs" as used in this Subsection 2.13 for a particular phase of Operations shall mean all charges to the Joint Account excluding:

               (i)  the administrative charge referred to herein;

               (ii) depreciation,  depletion  or  amortization  of  tangible  or intangible assets; and

               (iii) amounts charged in accordance with Subsections 2.1 and 2.9.

               The Operator shall attribute such Allowable Costs to a particular phase of Operations by applying the following guidelines:

               (i) the Exploration phase shall cover those activities conducted to ascertain the existence, location, extent or quantity of any deposit of ore or mineral. Such phase shall cease when a commercially recoverable reserve is determined to exist on completion of a bankable Feasibility Report;

               (ii) the Development phase shall cover those activities conducted to access a commercially feasible ore body or to extend production of an existing ore body, and to construct or install related fixed assets;

               (iii)the major  construction  phase shall include all  activities involved in the construction of a mill, smelter or other ore processing facilities;

               (iv) the Mining  phase  shall  include all other  activities  not otherwise covered above, including activities conducted after mining operations have ceased.

     (c) The monthly administration charge determined for each phase of Operations shall be equitably apportioned among all of the Property served during such monthly period on the basis of a ratio, the numerator of which is the direct labour costs charged to a particular property and the denominator of which is the total direct labour costs incurred for the Property served by the Operator

     (d) The following is a representative list of items comprising the Operator's principal business office expenses that are expressly covered by the administrative charge provided in this Subsection 2.13:

               (i) administrative supervision, which includes services rendered by managers, department supervisors, officers and directors of the Operator for Operations, except to the extent that such services represent a direct charge to the Joint Account, as provided for in Subsection 2.2;

               (ii) accounting,   data  processing,   personnel  administration,
                    billing and record keeping in accordance with governmental regulations and the provisions of the Joint Venture Agreement, and preparation of reports;

               (iii)the   services  of  tax   counsel  and  tax   administration
                    employees for all tax matters, including any protests, except any outside professional fees which the Management Committee may approve as a direct charge to the Joint Account;

               (iv) routine legal services  rendered by outside  sources and the
                    Operator's legal staff not otherwise charged to the Joint Account under Subsection 2.9; and

               (v) rentals and other charges for office and records storage space, telephone service, office equipment and supplies.

     (e) The Management Committee shall annually review the administration charges and shall amend the methodology or rates used to determine such charges if they are found to be insufficient or excessive.

2.14 OTHER EXPENDITURES

Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the Operator for the necessary and proper conduct of Operations.

3. BASIS OF CHARGES TO JOINT ACCOUNT

3.1 PURCHASES

Material purchased and services procured from third parties shall be charged to the Joint Account by the Operator at invoiced cost, including applicable transfer taxes, less all discounts taken. If any Material is determined to be defective or is returned to a vendor for any other reason, the Operator shall credit the Joint Account when an adjustment is received from the vendor.

3.2 MATERIAL FURNISHED BY OR TRANSFERRED TO THE OPERATOR OR A PARTICIPANT

Any Material furnished by the Operator or Participant from its stocks or transferred to the Operator or Participant shall be priced on the following basis:

     (a)    New Material

          New Material transferred from the Operator or Participant shall be priced F.O.B. the nearest reputable supply store or railway receiving point, where like Material is available, at the current replacement cost of the same kind of Material, exclusive of any available cash discounts, at the time of the transfer (herein called, "New Price").

     (b)    Used Material

          (i) Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced as follows:

               (A) Used Material transferred by the Operator or Participant shall be priced at 70% of the New Price;

               (B) Used Material transferred to the Operator or Participant shall be priced:

                    (1) at 70% of the New Price if such Material was originally charged to the Joint Account as new Material, or

                    (2) at 70% of the price if such Material was originally charged to the Joint Account as good used Material at 70 % of the New Price.

          (ii) Other Used Material which, after reconditioning will be further serviceable for original function as good secondhand Material, or which is serviceable for original function but not substantially suitable for reconditioning shall be priced at 45% of the New Price. The cost of any reconditioning shall be borne by the transferee.

          (iii)All other Material, including junk, shall be priced at a value commensurate with its use or at prevailing prices. Material no longer suitable for its original purpose but usable for some other purpose shall be priced on a basis comparable with items normally used for such other purposes.

     (c)    Obsolete Material

          Any Material which is serviceable and usable for its original function, but its condition is not equivalent to that which would justify a price as provided above shall be Priced by the Management Committee. Such price shall be set at a level which will result in a charge to the Joint Account equal to the value of the service to be rendered by such Material. }

3.3 PREMIUM PRICES

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual circumstances over which the Operator has no control, the Operator may charge the Joint Account for the required Material on the basis of the Operator's direct cost and expenses incurred in procuring such Material and making it suitable for use. The Operator shall give written notice of the proposed charge to the Participants prior to the time when such charge is to be billed, whereupon any Participant shall have the right, by notifying the Operator within ten days of the delivery of the notice from the Operator, to furnish at the usual receiving point all or part of its share of Material suitable for use and acceptable to the Operator.

3.4 WARRANTY OF MATERIAL FURNISHED BY THE OPERATOR OR PARTICIPANTS

Neither the Operator nor any Participant warrants the Material furnished beyond any dealer's or manufacturer's warranty and no credits shall be made to the Joint Account for defective Material until adjustments are received by the Operator from the dealer, manufacturer or their respective agents.

4. DISPOSAL OF MATERIAL
}
4.1 DISPOSITION GENERALLY

The Operator shall have no obligation to purchase a Participant's interest in Material. The Management Committee shall determine the disposition of major items of surplus Material, provided the Operator shall have the right to dispose of normal accumulations of junk and scrap Material either by sale or by transfer to the Participants as provided in Subsection 4.2.

4.2 DISTRIBUTION TO PARTICIPANTS

Any Material to be distributed to the Participants shall be made in proportion to their respective Participating Interests, and corresponding credits shall be made to the Joint Account on the basis provided in Subsection 3.2.

4.2 SALES

Sales of Material to third parties shall be credited to the Joint Account at the net amount received. Any damages or claims by the purchaser shall be charged back to the Joint Account if and when paid.

5. INVENTORIES

5.1 PERIODIC INVENTORIES, NOTICE AND REPRESENTATIONS

At reasonable intervals, inventories shall be taken by the Operator, which shall include all such Material as is ordinarily considered controllable by operators of mining properties and the expense of conducting such periodic inventories shall be charged to the Joint Account. The Operator shall give written notice to the Participants of its intent to take any inventory at least 30 days before such inventory is scheduled to take place. A Participant shall be deemed to have accepted the results of any inventory taken by the Operator if the Participant fails to be represented at such inventory.

5.2 RECONCILIATION AND ADJUSTMENT OF INVENTORIES

Reconciliation of inventory with charges to the Joint Account shall be made, and a list of overages and shortages shall be furnished, to the Management Committee within six months after the inventory is taken. Inventory adjustments shall be made by the Operator to the Joint Account for overages and shortages, but the Operator shall be held accountable to the Joint Venture only for shortages due to lack of reasonable diligence.